SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2007

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)	Identification No.)

19 Presidential Way Woburn, MA	01801
(Address of principal executive offices)	(Zip code)

(781) 994-0300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — Registrant’s Business and Operations

Item 1.01            Entry into a Material Definitive Agreement.

On April 27, 2007, ArQule, Inc. (“ArQule” or the “Registrant”) entered into an exclusive license agreement with Kyowa Hakko Kogyo Co., Ltd. (“Kyowa”) to develop and commercialize in Japan and certain other Asian countries, ARQ 197, a small molecule, selective inhibitor of the c-Met receptor tyrosine kinase, which plays multiple roles in human cancer, including cancer cell growth, survival, invasion, angiogenesis and metastasis.

The agreement includes $123 million in upfront and potential development milestone payments from Kyowa to ArQule, including a $30 million cash upfront licensing payment.  In addition, the agreement includes sales milestone payments.  Upon commercialization, ArQule will receive double-digit royalties from Kyowa on net sales of ARQ 197.  Kyowa will be responsible for clinical development costs and commercialization of the compound in Asian countries, consisting of Japan, China (including Hong Kong), South Korea and Taiwan.

A copy of the license agreement will be filed as an exhibit to the Registrant’s Form 10-Q on or about May 10, 2007.  A copy of the Registrant’s April 27, 2007 press release announcing the transaction is filed as exhibit 99.1 to this report and is incorporated herein by reference.

SECTION 9 — Financial Statements and Exhibits

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits.

99.1                           Text of press release announcing the license agreement, dated April 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
Executive Vice President, Chief Business Officer, General Counsel and Secretary

April 27, 2007